EXHIBIT 28.4





               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20459



                           FORM 11-K



                 [ X ]    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934
                               (FEE REQUIRED)

                 FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1994

                 [   ]    TRANSITION REPORT PURSUANT TO SECTION
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from _________ to ________

                  Commission File Number 1-5858




               VAN WATERS & ROGERS LTD./UNIVAR CORPORATION
                           STOCK PURCHASE PLAN
       ------------------------------------------------------------




                            UNIVAR CORPORATION
       ------------------------------------------------------------



                              P.O. Box 34325
                         Seattle, WA  98124-1325

       ------------------------------------------------------------


ITEM 1. FINANCIAL STATEMENTS

            The  Plan has no financial statements.  Reference is  made  to
        Form   S-8,  Registration  Statement,  File  No.  2-71255  for   a
        description of the Plan.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or others persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


  VAN WATERS & ROGERS LTD./ UNIVAR
  CORPORATION STOCK PURCHASE PLAN




Date:  May 27, 1994        By:  /s/ Gary E. Pruitt_________________
                           Gary E. Pruitt
                           Vice President - Finance & Treasurer
                           Administrator of the Plan